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                                                                      Exhibit 15


                 ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp 401(k) Savings Plan of our reports dated April 14, 2003, July 18, 2003 and October 14, 2003, relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.


                                          /s/ Ernst & Young LLP


Cleveland, Ohio
January 22, 2004